Exhibit 2.6

EXECUTION VERSION

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”) is made as of March 31, 2023, by and among American Advisors Group, a California corporation (“Seller”), Finance of America Reverse LLC, a Delaware limited liability company (“Buyer”), Finance of America Equity Capital LLC, a Delaware limited liability company (“FOAEC”), and Finance of America Companies Inc., a Delaware corporation (“FOA” and collectively with Buyer and FOAEC, the “Buyer Parties”), and, for the limited purposes described herein, Reza Jahangiri, an individual residing in the State of California (the “Seller Principal”). Each of Seller, the Buyer Parties and the Seller Principal may be referred to herein as a “Party” or collectively as the “Parties.” All capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Asset Purchase Agreement.

WHEREAS, (a) the Parties are party to that certain Asset Purchase Agreement, dated as of December 6, 2022 (as amended, the “Asset Purchase Agreement”), by and among Seller, the Buyer Parties and, for the limited purposes described therein, the Seller Principal, and (b) Seller and Buyer are parties to that certain Loan Sale Agreement, dated as of December 6, 2022 (the “Mortgage Loan Purchase Agreement”), by and between Seller and Buyer, and that certain Servicing Rights Purchase and Sale Agreement, dated as December 6, 2022 (the “MSR Purchase Agreement” and together with the Asset Purchase Agreement and Mortgage Loan Purchase Agreement, the “Purchase Agreements”), by and between Seller and Buyer.

WHEREAS, the Parties desire to set forth the understanding of the Parties with respect to certain matters governed by the Purchase Agreements as described herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Cash Consideration and Seller Note.

(a)	Section 2.5(a) of the Asset Purchase Agreement is hereby amended to add a new clause (vi) as follows:

“(vi) the issuance by Buyer to Seller of a promissory note with an aggregate principal amount of $4,500,000, in the form attached hereto as Exhibit C (the “Seller Note”);”

(b)	The definition of ‘Cash Consideration’ in Section 1.1 of the Asset Purchase Agreement is hereby amended and replaced in its entirety as follows:

“Cash Consideration” means $5,500,000.

(c)	The Asset Purchase Agreement is hereby amended to add a new Exhibit C in the form of Exhibit C attached to this Agreement.

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2.

Closing. Notwithstanding anything to the contrary set forth in the Purchase Agreements (including Section 2.6 of the Asset Purchase Agreement), unless another time, date or place is agreed to in writing by the Parties, (a) the transactions contemplated to take place at the Closing under the Purchase Agreement shall occur at 10:00 a.m., New York City time, on March 31, 2023, (b) notwithstanding the foregoing clause (a), the Closing shall be deemed effective only as of 11:59 p.m., New York City time, on March 31, 2023 and (c) upon the occurrence of the transactions contemplated to take place at the Closing under the Purchase Agreement on March 31, 2023, no Party may repudiate the occurrence of the Closing or take any action that is inconsistent with the occurrence of the Closing, notwithstanding the Closing not being effective until 11:59 p.m., New York City time, on March 31, 2023.

3.	Employment Offers and Benefits.

(a)

In accordance with Section 6.4(a)(i) of the Asset Purchase Agreement, Seller and Buyer hereby mutually agree that Employment Offers provided by the Buyer (in its discretion in accordance with Section 6.4(a) of the Asset Purchase Agreement) shall be effective on April 2, 2023 and any Business Employee provided with an Employment Offer may (to the extent the offer is accepted by the Business Employee) commence employment with the Buyer or the applicable Affiliate thereof on April 2, 2023 (or such later time as may be mutually agreed upon by Buyer and the applicable Business Employee) (the date such Business Employee commences employment with the Buyer of an Affiliate thereof, the “Employee Transfer Date”), subject to, in all cases, the exception set forth in Section 6(a)(ii) of the Asset Purchase Agreement with respect to Inactive Business Employees.

(b)

The Parties agree that subsection (b) of the definition of “Closing Employee Liabilities” set forth in Article I of the Asset Purchase Agreement is hereby amended and replaced in its entirety as follows: “(b) any other Liability (i) involving current or former employees, directors and individual independent contractors of the Seller or its Affiliates (collectively, “Individual Service Providers”) existing as of the Closing Date (with respect to any Individual Service Providers who do not become Transferred Employees) or the Employee Transfer Date (with respect to any Transferred Employees) or (ii) related to services performed at or prior to the Closing Date (with respect to any Individual Service Providers who do not become Transferred Employees) or at or prior to the Employee Transfer Date (with respect to any Transferred Employees), including, without limitation, with respect to any Seller Benefit Plan, amounts outstanding under any loan, promissory note, note payable or similar arrangement that are owed or payable to any such individuals (including those set forth on Schedule 1.1(c)), wages, benefits, bonuses, commissions, independent contractor or agent payments, payroll, paid time off, workers’ compensation, unemployment benefits, severance, termination-related payments or benefits or any other similar payments or obligations (including all related employer payroll, social security and similar Taxes).”

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(c)

Notwithstanding anything in Section 6.4(e) of the Asset Purchase Agreement to the contrary, Seller hereby agrees that, with respect to each Transferred Employee, Seller shall continue to provide to such Transferred Employee the same health and welfare benefits excluding any life or disability insurance benefits, that were provided to such Transferred Employee as of immediately prior to the Closing through April 30, 2023, and take all necessary actions to effect the foregoing (including maintaining any applicable Seller Benefit Plans), subject to the rules and limitations of the applicable Seller Benefit Plans. Seller shall bear, or shall cause its Affiliates to bear, the expense and responsibility of the foregoing obligation set forth in this Section 3(c) which, for the avoidance of doubt, shall be treated and funded as Retained Liabilities pursuant to Section 9.9 of the Purchase Agreement.

4.

Retained Assets and Retained Liabilities. The Parties hereby agree and acknowledge that each of the Contracts listed on Exhibit A attached hereto shall be deemed to be a Retained Asset and any associated Liability that would otherwise be an Assumed Liability shall be deemed to be a Retained Liability; provided that, in the event that any Contract listed on Exhibit A attached hereto is also an Excluded Asset listed on under the heading entitled “Assets to be Retained by Seller” on Schedule 1.1(b) to the Asset Purchase Agreement, such Contract shall not be considered a Retained Asset.

5.

Effect on the Purchase Agreements. Except as expressly amended or modified by this Agreement, all terms, conditions and covenants contained in the Purchase Agreements remain in full force and effect. Nothing in this Agreement shall be construed to amend, modify or waive any provision of the Purchase Agreements or shall limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the Parties under the Purchase Agreements, other than as expressly amended or modified by this Agreement.

6.	Miscellaneous. Article XI of the Asset Purchase Agreement is hereby incorporated herein by reference and made applicable, mutatis mutandis, to this Agreement as if set forth in their entirety herein.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SELLER:

AMERICAN ADVISORS GROUP

By:	/s/ Reza Jahangiri
Name:	Reza Jahangiri
Title:	Chief Executive Officer

[Signature Page to Amendment Agreement]

BUYER:

FINANCE OF AMERICA REVERSE LLC

By:	/s/ Graham Fleming
Name:	Graham Fleming
Title:	Chief Administrative Officer

FOAEC:

FINANCE OF AMERICA EQUITY CAPITAL LLC

By:	/s/ Graham Fleming
Name:	Graham Fleming
Title:	President

FOA:

FINANCE OF AMERICA COMPANIES INC.

By:	/s/ Graham Fleming
Name:	Graham Fleming
Title:	President & Interim Chief Executive Officer

[Signature Page to Amendment Agreement]

SELLER PRINCIPAL

By:	/s/ Reza Jahangiri
Reza Jahangiri, Individually

[Signature Page to Amendment Agreement]

Exhibit A

Retained Assets

Exhibit C

Seller Note